EXHIBIT 99.1
ASHFORD
Second Quarter 2022 Conference Call
August 4, 2022
11 a.m. CT

Introductory Comments – Jordan Jennings
Good day everyone and welcome to today’s conference call to review results for Ashford for the second quarter of 2022 and to update you on recent developments. On the call today will be: Deric Eubanks, Chief Financial Officer, and Eric Batis, Managing Director and Senior Vice President of Portfolio Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on August 3, 2022, and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the second quarter of 2022 with the second quarter of 2021.
I will now turn the call over to Deric.
Introduction – Deric Eubanks
Good morning, and welcome to our call to discuss our financial results for the second quarter of 2022. I’ll start by giving you an overview of our operations, strategy, and financial results for the quarter, and then Eric will provide an update regarding our operating businesses. After that, we will open it up for Q&A.
We have a lot of exciting developments to discuss on today’s call.
The key themes we are going to highlight today are:
•First, the rapid recovery in the lodging industry continues to gain momentum. Both of our Advised REIT platforms are on solid footing. Ashford Trust is benefitting from increased demand and notable rate increases in many key markets. It generated positive cash flow in the quarter and has significant liquidity. Braemar continues to benefit from strong leisure demand and saw its urban hotels bounce back strongly in the second quarter as corporate and group demand has finally begun to recover;

•Second, we continue to see strong results in our third-party growth initiative, highlighted with Remington’s recent acquisition of Chesapeake Hospitality, which added significantly to Remington’s mix of third-party business. At the end of the second quarter, Remington’s mix of third-party hotels under management stood at approximately 36%. Eric will discuss more details around this transformational transaction in a minute;
•Third, through our focus on growing AUM, we have been successful in raising substantial amounts of capital, and we continue to ramp up our capital raising efforts at Ashford Securities. To date, Braemar has issued approximately $178 million of its non-traded preferred stock. Since the inception of this offering, our retail capital raising has almost doubled each quarter, a trend that we expect to continue into the third quarter. Ashford Trust’s offering of its non-traded preferred stock is now effective, and we have launched a growth-oriented private offering that will target investments in all types of commercial real estate in the state of Texas; and

•Fourth, we reported the highest quarterly Adjusted EBITDA in the Company’s history, and as of the end of the second quarter, our trailing 12-month Adjusted EBITDA is now $71.8 million, which is not only above our recently-updated 2023 guidance of $70.0 million but well above our pro forma 2019 Adjusted EBITDA level. We continue to believe that we are well-positioned for future growth.
Our two publicly-traded REIT platforms, Ashford Trust and Braemar, owned 115 hotels with approximately 26,000 rooms and had approximately $8.0 billion of gross assets as of June 30, 2022. Braemar is currently benefiting from its focus on the luxury segment and specifically its luxury resorts. While its resorts have been strong performers for several quarters now, Braemar’s urban hotels began to ramp up significantly in the second quarter. Braemar continues to report industry leading results, and its second quarter results significantly exceeded its 2019 results. Braemar also recently reinstated its quarterly common stock dividend and completed its second acquisition of this cycle with the iconic 96-room Ritz-Carlton Reserve Dorado Beach in Dorado, Puerto Rico. Ashford Trust has significantly deleveraged its balance sheet, is now paying interest current on its strategic financing, is paying its preferred dividends, and is now effective on the registration statement for its offering of Series J and Series K Redeemable Non-Traded Preferred Stock, which will be issued through Ashford Securities. Ashford Trust also continued to maintain a significant cash balance, which ended the quarter at $538 million, and remains encouraged by the positive momentum in its portfolio. Looking ahead, both platforms now have significant liquidity and with both REITs stabilized and performing well, we believe both are well-positioned for the continued recovery of the hotel industry, and we remain focused on their future strategic objectives.
Our strategy and structure is designed for growth. We have a powerful ecosystem of businesses that all benefit as we grow our assets under management. Our size and scale in the lodging industry also bring benefits to third-party owners and other capital providers. We believe we have a superior strategy and structure that is unique within the hospitality space, and we are excited about the potential future growth of our platform.
I will now turn to our financial results for the quarter.
Net loss attributable to common stockholders for the second quarter was $(3.5) million.
Adjusted EBITDA was $24.8 million, an increase of 131% over the prior year quarter. Our strong growth in Adjusted EBITDA for the quarter was driven by INSPIRE and Remington. We are particularly excited to report $9.0 million of Adjusted EBITDA for INSPIRE in the second quarter. We are seeing an acceleration in the bookings for group events, and INSPIRE is well-positioned to continue to benefit from that recovery. In terms of growth in Adjusted EBITDA over the prior year, our performance was led by INSPIRE with an increase of $8.0 million, then Remington with an increase of $4.8 million, and then Premier with an increase of $1.5 million.
Adjusted net income for the second quarter was $17.3 million, and Adjusted net income per share was $2.21. These results reflect growth rates over the prior year of 99% and 89%, respectively.
Our share count currently stands at 7.6 million fully diluted shares outstanding, which is comprised of 3.1 million common shares outstanding, 0.2 million common shares earmarked for issuance under our deferred compensation plan, 4.1 million common shares associated with our Series D convertible preferred stock, 0.1 million common shares associated with the Chesapeake acquisition, and the balance is primarily restricted stock.
During the quarter, we entered into a new $100 million corporate term loan. The corporate financing commitment has an initial term of five years with three, one-year extension options subject to the satisfaction of certain conditions and bears interest at a rate of LIBOR + 7.35%. At closing, we drew down $50 million and have the option to draw the additional $50 million over the next 24 months. We currently have $70 million drawn on the loan.
Additionally, during the quarter, Ashford’s Board of Directors declared cash dividends for our Series D convertible preferred stock reflecting accrued and unpaid dividends for the quarters ending June 30, 2020 and December 31, 2020. We paid an aggregate cash dividend of $0.93 per share on April 15, 2022, representing approximately 50% of the accrued dividends. We currently hope to be in a position to pay the remaining accrued preferred dividends sometime during 2023 and, going forward, we plan to keep the preferred dividend payments current.
I will now turn the call over to Eric to discuss our operating businesses in more detail.
Products & Services – Eric Batis
Thank you, Deric.
We are excited to provide updates on our Products & Services businesses, which continue to outperform our expectations. As business travel returns and leisure travel remains strong, our portfolio is poised to continue its growth trajectory.
As a reminder, our Products & Services division is a unique investment strategy in the hospitality industry, where we aim to accelerate growth and create shareholder value through the implementation of best operating practices and the execution of accretive acquisitions. We are also able to utilize our extensive relationships and refer these businesses to our advised REITs, ensuring their hotels receive exceptional service while optimizing financial performance.
The first business I’d like to discuss is INSPIRE, our leading single-source solution for meeting and event needs with an integrated suite of audio-visual services, including show and event services, hospitality services, and creative services. INSPIRE, previously known as JSAV before completing a strategic rebranding in 2021, delivered a record-setting second quarter that we are excited to share with you.
INSPIRE generated $36.0 million of revenue and $9.0 million of Adjusted EBITDA in the second quarter representing a 25% Adjusted EBITDA margin. Second quarter revenue was 281% above the prior year quarter and Adjusted EBITDA margin was the highest quarterly margin in company history. Hospitality revenues, which include events at hotels where INSPIRE is contracted as the exclusive audio-visual provider, were $19.7 million in the second quarter, which represents growth of 293% over the prior year quarter. INSPIRE also executed 3 new hospitality contracts representing $1.5 million of cumulative stabilized annual revenues during the quarter. We are thrilled with INSPIRE’s start to 2022 and look forward to seeing strong performance throughout the rest of the year.
The next business I’d like to discuss is RED Hospitality & Leisure, a leading provider of watersports activities and other travel services in the U.S. Virgin Islands, Puerto Rico, Key West, and Turks & Caicos. RED Hospitality has continued to benefit from the desire of consumers for unique and memorable experiences as evidenced by USVI & Key West average customer spend increasing by 24% & 6%, respectively, over the prior year quarter. Additionally, the USVI generated over $1.1 million of revenue, the highest ever in June & 3rd highest month in company history for this market. In the second quarter, RED generated $7.7 million of revenue and $2.4 million of Adjusted EBITDA, representing 12% revenue growth over the prior year quarter and a 31% Adjusted EBITDA margin.
During the second quarter, RED Hospitality extended its service agreement to provide ferry services in Puerto Rico through October and expects future growth in this market. Lastly, RED continues to explore M&A opportunities in new and existing markets to continue to grow market share and gain scale.
Remington is a dynamic hotel management company, providing best-in-class service and expertise to hotels across the country. Remington generated second quarter hotel management fee revenue and Adjusted EBITDA of $13.4 million and $8.3 million, respectively, which represents a 61% Adjusted EBITDA margin. Revenue and Adjusted EBITDA grew 106% and 141%, respectively, over the prior year quarter.
As previously discussed, on April 15th, Remington closed on the acquisition of Chesapeake Hospitality for $6.3 million in cash and the issuance of $9.45 million of a new Series CHP Convertible Preferred Unit. Chesapeake will also have the ability to earn up to $10.25 million of additional consideration based on its base management fee contribution for the trailing 12-month periods ending March 2024 and March 2025 for a total potential consideration of $26 million. The acquisition has expanded Remington’s geographic footprint to complementary Midwestern markets such as Pittsburgh, Milwaukee, Detroit, and St. Louis. It also expanded Remington’s portfolio of IHG and independent properties and added its first Wyndham property. Chesapeake’s portfolio contributed just over $2.6 million of hotel management fee revenue and $1.4 million of Adjusted EBITDA for the quarter.
In addition to the Chesapeake acquisition, Remington continues to focus on growing its third-party business and was awarded four contracts in the second quarter representing $1.3 million of first full year base fees. Remington currently manages 42 third-party properties which represents approximately 36% of all managed properties. We are excited for Remington’s continued growth in the third-party space, to bolster its roster of 116 properties that are open and operating across 23 brands, and 27 states and Washington, D.C., including 18 independent and boutique properties.
Premier provides comprehensive and cost-effective design, development, architecture, procurement, and project management services. Premier generated second quarter design and construction fee revenue of $4.7 million, representing 154% growth over the prior year quarter. Premier also generated $1.1 million of Adjusted EBITDA resulting in a 24% Adjusted EBITDA margin. In addition, during the quarter, Premier executed 3 new contracts representing $270,000 of fees. One contract was in multi-family which represents the 17th contract in this segment, and one contract was in student housing which represents the 2nd contract in that segment for Premier. Premier has signed a total of 39 third-party contracts across 21 ownership groups representing $11.8 million of fees. Additionally, the majority of Premier’s third-party customers have come back to contract additional work from Premier. By delivering excellent service and exceptional projects, we are confident Premier will continue to capitalize on the uptick in capital investments by owners and investors.
Turning now to Ashford Securities, our dedicated fundraising platform. We are extremely pleased with the progress Ashford Securities has made during the past year. We have built out a world class team of 21 professionals who are the best in the industry at what they do. Since the commencement of Braemar’s non-traded preferred offering, Ashford Securities has placed approximately $178 million through a syndicate of 60 firms with over 7,200 financial advisors. Ashford is dedicated to taking a disciplined approach to raising capital and aims to provide highly differentiated investment opportunities to retail and institutional investors. We recently announced two new alternative investment offerings – an income focused non-traded preferred stock offering for Ashford Trust and a growth-oriented private offering that will target investments in all types of commercial real estate in the state of Texas. We are very excited to launch our first investment offering focused on an area outside of the hospitality industry and believe this could be a big area of growth for us in the future.
Today, Ashford Securities offers a suite of three unique investment products that are designed to meet the needs of income-oriented and growth-oriented investors. We continue to see a strong retail appetite for differentiated investment strategies designed to provide current income and growth that is not dependent on the traded capital markets, and Ashford Securities is uniquely positioned to capitalize on this market opportunity. We are excited about the growth prospects of Ashford Securities and look forward to the future of this dynamic business.
OpenKey, a leading provider of digital key solutions allowing guests to unlock their rooms with mobile devices, posted an impressive quarter which included trailing twelve month SaaS revenues almost hitting one million dollars. Since the fourth quarter of 2019, trailing twelve month SaaS revenues at OpenKey have increased every quarter and have risen from $530,000 as of the fourth quarter 2019 to $996,000 as of the end of the second quarter 2022. This represents an 88% increase over that time frame. OpenKey continues to gain traction as customers prefer a seamless, contactless check-in experience. As of the end of the second quarter, OpenKey had over 33,000 rooms live on the platform. We are excited about the future for OpenKey and look forward to providing more updates in future quarters.
As we look ahead to the remainder of 2022, we will continue to focus on growing our businesses through the recovery in the hospitality industry, and our two major initiatives: third-party sales and executing strategic acquisitions for our Products & Services platform. We continue to see significant runway in all of our businesses and see the opportunity to meaningfully scale across all our portfolio companies.
That concludes our prepared remarks, and we will now open up the call for Q&A.
Operator to end call after Q&A – do not go back to management.